SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-STORAGENETWORKS

                    MJG ASSOCIATES, INC.
                                 8/29/03          100,000             1.5700
                    GAMCO INVESTORS, INC.
                                 9/08/03            3,600-            1.5733
                                 9/08/03            3,600-            1.5733
                                 9/04/03            2,000             1.5600
                                 9/03/03          200,000             1.5700
                                 9/03/03           15,000             1.5750
                                 9/03/03           30,000             1.5728
                                 9/02/03           40,000             1.5700
                                 8/29/03              900             1.5878
                    GABELLI FUNDS, LLC.
                         GABELLI ABC FUND
                                 9/08/03          115,000             1.5719
                                 9/02/03          130,000             1.5799
                                 8/29/03          256,500             1.5765
 			  GABELLI SECURITIES, INC.
				 ALCE PARTNERS
                                 9/03/03            9,100             1.5700
                                 9/02/03           75,900             1.5744
 				 GABELLI ASSOCIATES FUND
                                 9/02/03            6,600             1.5700

          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.